  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1997
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                             WEYERHAEUSER COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 WASHINGTON                                      91-0470860
        (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                           TACOMA, WASHINGTON 98477
                                (206) 924-2345
      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                               ----------------
                                SANDY D. MCDADE
                             WEYERHAEUSER COMPANY
                           TACOMA, WASHINGTON 98477
                                (206) 924-5272
    (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                   SERVICE)
                               ----------------
                                  COPIES TO:
                              FRANCIS J. MORISON
                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                              NEW YORK, NY 10017
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                             PROPOSED   PROPOSED
                                              MAXIMUM    MAXIMUM
                                  AMOUNT     OFFERING   AGGREGATE   AMOUNT OF
     TITLE OF EACH CLASS OF        TO BE     PRICE PER  OFFERING   REGISTRATION
   SECURITIES TO BE REGISTERED REGISTERED(1)  UNIT(2)  PRICE(1)(2)     FEE
-------------------------------------------------------------------------------------------
Debt Securities................
Preferred Shares...............    $850,000,000       100%       $850,000,000   $257,575.78
Preference Shares..............
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued (a) with a principal amount denominated in a foreign currency, or a unit of two or more currencies, such principal amount as shall result (when added to the principal amount of other Debt Securities issued hereunder) in an aggregate initial offering price of all Debt Securities covered hereby equivalent to $790,000,000, or (b) at an original issue discount, such greater principal amount as shall result (when added to the principal amount of other Debt Securities issued hereunder) in aggregate proceeds to the registrant of the equivalent of $790,000,000.

(2) Estimated solely for the purpose of calculation of the registration fee.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
* Pursuant to Rule 429 of the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $150,000,000 in principal amount of the Registrant's debt securities remaining under Registration Statement on Form S-3 No. 33-52789, which was declared effective on April 8, 1994. The amount of securities being registered, together with the remaining debt securities registered under Registration Statement on Form S-3 No. 33-52789, represents the maximum amount of securities which are expected to be offered for sale.

PROSPECTUS SUPPLEMENT (Subject to Completion)
(To Prospectus dated September   , 1997)

                                 $1,000,000,000
                              Weyerhaeuser Company
                          MEDIUM-TERM NOTES, SERIES B
                                  ----------
                    Due from Nine Months from Date of Issue
                                  ----------

  Weyerhaeuser Company (the "Company") may offer from time to time its Medium-Term Notes, Series A (the "Notes"), having an aggregate initial public offering price of up to $1,000,000,000 or the equivalent thereof in other currencies, including composite currencies such as the European Currency Unit (the "Specified Currency"). See "Important Currency Exchange Information." The interest rate on each Note will be either a fixed rate established by the Company at the date of issue of such Note, which may be zero in the case of certain Original Issue Discount Notes, or a floating rate as set forth therein and specified in the applicable Pricing Supplement. A Fixed Rate Note may pay a level amount in respect of both interest and principal amortized over the life of the Note (an "Amortizing Note").

  Unless otherwise indicated in the applicable Pricing Supplement, interest on each Fixed Rate Note is payable semi-annually on each March 1 and September 1 and at maturity. Interest on each Floating Rate Note is payable on the dates set forth herein and in the applicable Pricing Supplement. Amortizing Notes will pay principal and interest semi-annually each March 1 and September 1, or quarterly each March 1, June 1, September 1 and December 1 and at maturity. Each Fixed Rate Note will mature on any day from nine months from the date of issue, as set forth in the applicable Pricing Supplement. Each Floating Rate Note will mature on an Interest Payment Date from nine months from the date of issue, as set forth in the applicable Pricing Supplement. See "Description of Notes." Unless otherwise specified in the applicable Pricing Supplement, the Notes may not be redeemed by the Company or repaid at the option of the holder prior to maturity and will be issued in fully registered form in denominations of $1,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in the Specified Currency, rounded down to the nearest 1,000 units of the Specified Currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of the Specified Currency). Any terms relating to Notes being denominated in foreign currencies or composite currencies will be as set forth in the applicable Pricing Supplement. Each Note will be represented either by a Global Note registered in the name of a nominee of The Depository Trust Company, as Depositary (a "Book-Entry Note"), or by a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in Global Notes representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants' interests) and its participants. Book-Entry Notes will not be issuable as Certificated Notes except under the circumstances described in this Prospectus Supplement.
                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
      ANY PRICING SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------

                    PRICE TO           AGENTS'               PROCEEDS TO
                   PUBLIC (1)      COMMISSIONS (2)         COMPANY (2)(3)
                   ----------      ---------------         --------------
Per Note .......    100.000%         .125%-.750%           99.875%-99.250%
Total (4) ...... $1,000,000,000 $1,250,000-$7,500,000 $998,750,000-$992,500,000

-----
  (1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amount. If the Company issues any Notes at a discount from or at a premium over its principal amount, the Price to Public of any Note issued at a discount or premium will be set forth in the applicable Pricing Supplement.
  (2) The commission payable to an Agent for each Note sold through such Agent will be computed based upon the Price to Public of such Note and will depend upon such Note's maturity; provided, however, that commissions with respect to Notes maturing in 30 years or more will be negotiated. The Company may also sell Notes to an Agent, as principal, at negotiated discounts, for resale to one or more investors.
  (3) Before deducting expenses payable by the Company estimated at $507,000.
  (4) Or the equivalent thereof in other currencies, including composite currencies.
                                  ----------

  Offers to purchase the Notes are being solicited from time to time by the Agents on behalf of the Company, and the Agents have agreed to use reasonable efforts to solicit purchases of such Notes. The Company may also sell Notes to an Agent acting as principal for its own account for resale to one or more investors at varying prices related to prevailing market prices at the time of resale or otherwise, to be determined by such Agent. The Company reserves the right to sell Notes directly on its own behalf and to withdraw, cancel or modify the offering contemplated hereby without notice. No termination date for the offering of the Notes has been established. The Company or an Agent may reject any order in whole or in part. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. See "Plan of Distribution."
                                  ----------

               MORGAN STANLEY DEAN WITTER   GOLDMAN, SACHS & CO.

       , 1997

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE AGENTS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                               ----------------

                               TABLE OF CONTENTS

                                          PAGE
PROSPECTUS SUPPLEMENT                     ----
Important Currency Exchange Information.....3
Description of Notes........................3
Foreign Currency Risks.....................17
United States Federal Taxation.............18
Plan of Distribution.......................23
Legal Matters..............................24

                                 PAGE
PROSPECTUS                       ----
Available Information..........    2
Incorporation of Certain
 Documents by Reference........    2
The Company....................    3
Use of Proceeds................    3
Ratios of Earnings to Fixed
 Charges and Earnings to Fixed
 Charges and Preferred and
 Preference Share Dividends....    3
Description of Debt Securities.    4
Description of the Preferred
 Shares........................   10
Description of the Preference
 Shares........................   12
Plan of Distribution...........   14
Legal Opinions.................   15
Experts........................   15

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

  Purchasers are required to pay for the Notes in the Specified Currency, and payments of principal of, premium, if any, and interest on, such Notes will be made in the Specified Currency, unless otherwise provided in the applicable Pricing Supplement. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in a Pricing Supplement or unless alternative arrangements are made, payment of principal of, premium, if any, and interest on Notes in a Specified Currency other than U.S. dollars will be made to an account at a bank outside the United States. See "Description of Notes" and "Foreign Currency Risks."

  If the applicable Pricing Supplement provides for payments of principal of and interest on a non-U.S. dollar denominated Note to be made in U.S. dollars, the conversion of the Specified Currency into U.S. dollars will be handled by The Chase Manhattan Bank, in its capacity as Exchange Rate Agent. The costs of such conversion will be borne by the holder of a Note through deductions from such payments.

  References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.


                               ----------------

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which reference is hereby made. The particular terms of the Notes sold pursuant to any pricing supplement (a "Pricing Supplement") will be described therein. The terms and conditions set forth in "Description of Notes" will apply to each Note unless otherwise specified herein or in the applicable Pricing Supplement and in such Note. There are no covenants or provisions relating to the Notes that may afford debt holders protection in the event of a highly leveraged transaction.

  Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars, and payment of principal of and premium, if any, and interest on the Notes will be made in U.S. dollars. If any Note is not to be denominated in U.S. dollars, the applicable Pricing Supplement will specify the currency or currencies, including composite currencies such as the European Currency Unit ("ECU"), in which such Note is to be denominated (the "Specified Currency") and, if different, the currency or currencies in which the principal, premium, if any, and interest with respect to such Note are to be paid, along with any other related terms, including exchange rates for such Specified Currency as against the U.S. dollar at selected times during the last five years, and any exchange controls or other foreign currency risks relating to such Specified Currency. See "Foreign Currency Risks."

GENERAL

  The Notes will be issued under an Indenture dated as of April 1, 1986, as supplemented by the First Supplemental Indenture, dated as of February 15, 1991 and the Second Supplemental Indenture, dated as of February 1, 1993 (the "Indenture") between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (the "Trustee"), the terms of which are more fully described in the Prospectus. The Notes will constitute a single series under the Indenture and may be issued from time to time, in an aggregate principal amount of up to $1,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The Indenture does not limit the amounts of additional unsecured indebtedness ranking pari passu with the Notes that the Company may incur and the Company may incur additional obligations ranking pari passu with the Notes. For the purpose of this paragraph, (i) the principal amount of any Original Issue Discount Note (as defined below) means the Issue Price (as defined below) of such Note and (ii) the principal amount of any Note issued in a foreign or composite currency means the U.S. dollar equivalent on the date of issue of the Issue Price of such Note.

  Notes issued under the Indenture will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated obligations of the Company.

  Fixed Rate Notes, Amortizing Notes and Original Issue Discount Notes will mature on any day from nine months from the date of issue (the "Stated Maturity Date"), as set forth in the applicable Pricing Supplement. Floating Rate Notes will mature on an Interest Payment Date (as defined below) from nine months from the date of issue, as set forth in the applicable Pricing Supplement. Such Pricing Supplement will specify whether the Stated Maturity Date or Interest Payment Date, as the case may be, may be extended by the Company, and if so, the Final Maturity Date (as defined below). Notes denominated in a Specified Currency other than U.S. dollars will be issued in denominations of the equivalent of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day (as defined below) immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance. Except as may be specified for Notes denominated in foreign or composite currencies or as otherwise provided in the Pricing Supplement, the Notes will be issued only in fully registered form in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000.

  The Notes will be offered on a continuing basis, and each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth in the Prospectus under "Description of Debt Securities-Global Securities," Book-Entry Notes will not be issuable as Certificated Notes. See "Book-Entry System" below. The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits may impair the ability to own, transfer or pledge beneficial interests in Global Securities. See "Book-Entry System" below.

  The Notes may be presented for payment of principal and interest, transfer of Notes will be registrable and the Notes will be exchangeable at the agency in the Borough of Manhattan, The City of New York, maintained by the Company for such purpose; provided that Book-Entry Notes will be exchangeable only in the manner and to the extent set forth under "Description of Debt Securities-Global Securities" in the Prospectus. On the date hereof, the agent for the payment, transfer and exchange of the Notes (the "Paying Agent") is the Trustee, acting through the corporate trust office at 450 West 33rd Street, 15th Floor, New York, New York 10001.

  The applicable Pricing Supplement will specify the price (the "Issue Price") of each Note to be sold pursuant thereto, the interest rate or interest rate formula, ranking maturity, currency or composite currency, principal amount and any other terms on which each such Note will be issued.

  As used herein, the following terms shall have the meanings set forth below:

  "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York and (i) with respect to LIBOR Notes (as defined below), that is also a London Banking Day,
(ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or ECUs, in the principal financial center of the country of the Specified Currency, (iii) with respect to Notes denominated in Australian dollars, in Sydney and (iv) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris.

  An "Interest Payment Date" with respect to any Note shall be a date on which, under the terms of such Note, regularly scheduled interest shall be payable.

  "London Banking Day" means any day on which dealings in deposits in the relevant Indexed Currency (as defined below) are transacted in the London interbank market.

  "Original Issue Discount Note" means any Note that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture.

  The "Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

PAYMENT CURRENCY

  If the applicable Pricing Supplement provides for payments of interest and principal on a non-U.S. dollar denominated Note to be made, at the option of the holder of such Note, in U.S. dollars, conversion of the Specified Currency into U.S. dollars will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to the holders of Notes and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holders of Notes by deductions from such payments.

  Except as set forth below, if the principal of, premium, if any, or interest on, any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to holders of the Notes by making such payments in U.S. dollars on the basis of the Market Exchange Rate two Business Days prior to the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if such Specified Currency is replaced by the Euro (as described under "Special Provisions Relating to Notes Denominated in ECU" below), the payment of principal of, premium, if any, or interest on any Note denominated in such currency shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars (or, if applicable, Euro) where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

SPECIAL PROVISIONS RELATING TO NOTES DENOMINATED IN ECU

  Valuation of the ECU

  Subject to the provisions under "Payment in a Component Currency" below, the value of the ECU, in which the Notes may be denominated or may be payable, is equal to the value of the ECU that is from time to time used as the unit of account of the EC and which is at the date hereof valued on the basis of specified amounts of the currencies of 12 of the 15 member states of the EC. Under Article 109G of the Treaty, the currency composition of the ECU may not be changed. Other changes to the ECU may be made by the EC in conformity with EC law, in which event the ECU will change accordingly. From the start of the third stage of European monetary union, the value of the ECU as against the currencies of member states participating in the third stage will be irrevocably fixed and the ECU will become a currency in its own right, replacing all or some of the currencies of the 15 member states of the EC (as of the date of this Prospectus Supplement, such currencies include the Austrian shilling, Belgian franc, Danish krone, Dutch guilder, Finnish markka, French franc, German mark, Greek drachma, Irish pound, Italian lira, Luxembourg franc, Portuguese escudo, Spanish peseta,

Swedish krona and pound sterling). In contemplation of the third stage, the European Council meeting in Madrid on December 16, 1995 decided that the name of the new currency will be the Euro and that, in accordance with the Treaty, substitution of the Euro for the ECU will be at the rate of one Euro for one ECU. From the start of the third stage of European monetary union, all payments in respect of the Notes denominated or payable in ECU will be payable in Euro at the rate then established in accordance with the Treaty.

  Payment in a Component Currency

  With respect to each due date for the payment of principal of, or interest on, the Notes on or after the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right replacing all or some of the currencies of the member states of the EC, the Company shall choose a substitute currency (the "Chosen Currency"), which may be any currency which was, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU or U.S. dollars, in which all payments due on or after that date with respect to the Notes and coupons shall be made. Notice of the Chosen Currency so selected shall, where practicable, be published in the manner described in the "Notices" below. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Brussels prior to the date on which such payment is due.

  On the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC and has not become a currency in its own right replacing all or some of the currencies of the member states of the EC, the Company shall select a Chosen Currency in which all payments with respect to Notes and coupons having a due date prior thereto but not yet presented for payment are to be made. Notice of the Chosen Currency so selected shall, where practicable, be published in the manner described in "Notices" below. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

  The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by, or on behalf of, the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components that composed the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the components in the Chosen Currency of such aggregate amount in U.S. dollars.

  The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 P.M., Brussels time, on the Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company, in the country of issue of the component currency in question.

  If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue more than two Business Days before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 P.M., Brussels time, on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Company, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Company or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Company, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a nonresident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

  Payments in the Chosen Currency will be made at the specified office of a paying agent in the country of the Chosen Currency or, if none, or at the option of the holder, at the specified office of any Paying Agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency.

  All determinations referred to above made by, or on behalf of, the Company or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

  Notes Denominated in the Currencies of EC Member States

  If, pursuant to the Treaty, all or some of the currencies of the member countries of the EC are replaced by the Euro, the payment of the principal of, premium, if any, or interest on, the Notes denominated in such currencies shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty.

INTEREST AND PRINCIPAL PAYMENTS

  Interest will be payable to the person in whose name the Note is registered at the close of business on the applicable Record Date; provided that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an Interest Payment Date) will be payable to the person to whom principal is payable. The initial interest payment on a Note will be made on the first Interest Payment Date falling after the date the Note is issued; provided, however, that payments of interest (or, in the case of an Amortizing Note, principal and interest) on a
Note issued less than 15 calendar days before an Interest Payment Date will be paid on the next succeeding Interest Payment Date to the holder of record on the Record Date with respect to such succeeding Interest Payment Date.

  U.S. dollar payments of interest, other than interest payable at maturity (or on the date of redemption or repayment, if a Note is redeemed or repaid by the Company prior to maturity), will be made by check mailed to the address of the person entitled thereto as shown on the Note register. U.S. dollar payments of principal, premium, if any, and interest upon maturity, redemption or repayment will be made in immediately available funds against presentation and surrender of the Note. Notwithstanding the foregoing, (a) the Depositary, as holder of Book-Entry Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date.

  Unless otherwise specified in the applicable Pricing Supplement or unless alternative arrangements are made, payments of principal of, premium, if any, and interest on Notes in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States and the holder of such Notes shall provide the Paying Agent with the appropriate wire transfer instructions not later than 15 calendar days prior to the applicable payment date. If such wire transfer instructions are not so provided, payments of interest on such Notes (other than interest payable at maturity or on any redemption or repayment date) will be made by check payable in U.S. dollars mailed to the address of the person entitled thereto as such address shall appear in the Note register. Conversion of the

Specified Currency into U.S. dollars shall be made at the Market Exchange Rate two Business Days prior to the date of such payment, or if the Market Exchange Rate is not available on such date, as of the most recent practicable date.

  Certain Notes, including Original Issue Discount Notes, may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant rate. See "United States Federal Taxation-Discount Notes" below. Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Discount Note is declared to be due and payable immediately as described under "Description of Debt Securities-Events of Default" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Special considerations applicable to any such Notes will be set forth in the applicable Pricing Supplement.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from the date of issue at the annual rate stated on the face thereof until the principal thereof is paid or made available for payment. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Payments of interest on Fixed Rate Notes other than Amortizing Notes will be made semi-annually on each March 1 and September 1 and at maturity or upon any earlier redemption or repayment. Payments of principal and interest on Amortizing Notes, which are securities on which payments of principal and interest are made in equal installments over the life of the security, will be made either quarterly on each March 1, June 1, September 1 and December 1 or semi-annually on each March 1 and September 1, as set forth in the applicable Pricing Supplement, and at maturity or upon any earlier redemption or repayment. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

  If any Interest Payment Date for any Fixed Rate Note would fall on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date. If the maturity date (or date of redemption or repayment) of any Fixed Rate Note falls on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date (or date of redemption or repayment).

  Interest payments for Fixed Rate Notes will include accrued interest from the date of issue or from the last date in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the date of maturity or earlier redemption or repayment, as the case may be. The interest rates the Company will agree to pay on newly-issued Fixed Rate Notes are subject to change without notice by the Company from time to time, but no such change will affect any Fixed Rate Notes theretofore issued or that the Company has agreed to issue.

FLOATING RATE NOTES

  Each Floating Rate Note will bear interest from the date of issue until the principal thereof is paid or made available for payment at a rate determined by reference to an interest rate basis (the "Base Rate"), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below). The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"),
(b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"),
(e) the Prime Rate (a "Prime Rate Note"),

(f) the Treasury Rate (a "Treasury Rate Note") or (g) such other Base Rate as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, and/or
(ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate for such Floating Rate Note and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for such Floating Rate Note.

  As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period ("Maximum Interest Rate"); and (ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. This limitation does not apply to loans of $2,500,000 or more.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that (a) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate set forth in the applicable Pricing Supplement (the "Initial Interest Rate") and (b) the interest rate in effect for the fifteen days immediately prior to maturity, redemption or repayment will be that in effect on the fifteenth day preceding such maturity, redemption or repayment date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

  Except as provided below, and unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable: (i) in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December,
(iii) in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to such

Floating Rate Note, such Interest Payment Date will be postponed to the following day that is a Business Day with respect to such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such LIBOR Note. If the maturity date or any earlier redemption or repayment date of a Floating Rate Note would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity, redemption or repayment date, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, interest payments for Floating Rate Notes (except Floating Rate Notes on which interest is reset daily or weekly) shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid (or duly provided for) to, but excluding, the Interest Payment Date. In the case of a Floating Rate Note on which interest is reset daily or weekly, interest payments shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid (or duly provided for), as the case may be, to and including the Record Date immediately preceding such Interest Payment Date, except that at maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the maturity, redemption or repayment date, as the case may be.

  With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes. All percentages used in or resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

  The applicable Pricing Supplement shall specify a calculation agent (the "Calculation Agent") with respect to any issue of Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

  The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

  The "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

  Interest rates will be determined by the Calculation Agent as follows:

CD RATE NOTES

  CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CD Rate Notes for which such CD Rate is being determined shall be the Initial Interest Rate).

COMMERCIAL PAPER RATE NOTES

  Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519), under the heading "Commercial Paper--Nonfinancial." In the event that such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the same as the

Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Commercial Paper Rate Notes for which such Commercial Paper Rate is being determined shall be the Initial Interest Rate).

  "Money Market Yield" shall be calculated in accordance with the following formula:

                   Money Market Yield =   D x 360   x 100
                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity.

FEDERAL FUNDS RATE NOTES

  Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, as of 11:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest Rate).

LIBOR NOTES

  LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" for each Interest Reset Date will be determined by the Calculation Agent as follows:

     (i) As of the Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on such Interest Determination Date, that appears on the Designated LIBOR Page as of

   11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear or no rate appears (if, as aforesaid, only a single rate is required) (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear or no rate appears (if, as aforesaid, only a single rate is required) (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount of not less than $1,000,000 commencing on the second London Banking Day immediately following such Interest Determination Date (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which such LIBOR is being determined shall be the Initial Interest Rate).

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

  "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) has been specified.

PRIME RATE NOTES

  Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if
any) specified in the Prime Rate Notes and in the applicable Pricing
Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates. "Reuters Screen USPRIME1 Page" means the display designated as Page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

TREASURY RATE NOTES

  Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "Treasury Bills--auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined shall be the Initial Interest Rate).

INDEXED NOTES

  The Notes may be issued, from time to time, as Notes of which the principal amount payable on a date from 9 months from the Issue Date and/or on which the amount of interest payable on an Interest Payment Date will be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (the "Indexed Notes"), as indicated in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal amount payable at maturity, a historical comparison of the relative value, rate or price of the specified index and the face amount of the Indexed Note and certain additional United States federal tax considerations will be described in the applicable Pricing Supplement.

EXTENSION OF MATURITY

  The Variable Rate Renewable Notes (the "Renewable Notes") will mature on an Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates in March and September in each year (unless different Interest Payment Dates are specified in the applicable Pricing Supplement) (each such Interest Payment Date, an "Election Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the holder thereof elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion thereof having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering such notes to the Paying Agent not less than nor more than the number of days to be specified in the applicable Pricing Supplement prior to such Election Date. Short-term notes will be issued in the place of surrendered notes, and such short-term notes will set forth the terms thereof, including the maturity date. Such option may be exercised with respect to less than the entire principal amount of the Renewable Notes; provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the Renewable Notes may not be extended beyond the Final Maturity Date, as specified in the applicable Pricing Supplement (the "Final Maturity Date"). If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in the applicable Pricing Supplement) after the Election Date prior to which the holder made such election.

  An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

  An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

  The Renewable Notes may be redeemed in whole or in part at the option of the Company on the Interest Payment Dates in each year specified in the applicable Pricing Supplement, commencing with the Interest Payment Date specified in the applicable Pricing Supplement, at a redemption price of 100% of the principal amount of the Renewable Notes to be redeemed, together with interest accrued and unpaid thereon to the date of redemption. Notwithstanding anything to the contrary in this Prospectus Supplement, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 180 days and not more than 210 days prior to the date fixed for redemption to the respective address of each holder as that address appears upon the books maintained by the registrar.

  The Renewable Notes are Floating Rate Notes as described herein.

BOOK-ENTRY SYSTEM

  Upon issue, all Fixed Rate Book-Entry Notes having the same Issue Date, interest rate, if any, amortization schedule, if any, maturity date and other terms, if any, will be represented by one or more fully registered global notes, (the "Global Notes") and all Floating Rate Book-Entry Notes having the same Issue Date, Initial Interest Rate, Base Rate, Interest Reset Period, Interest Payment Dates, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, maturity date and other terms, if any, will be represented by one or more Global Notes. Each such Global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as Depositary, and registered in the name of the Depositary or a nominee thereof. Certificated Notes will not be exchangeable for Book-Entry Notes and, except under the circumstances described in the Prospectus under "Description of Debt Securities-Global Securities," Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

  A further description of the Depositary's procedures with respect to Global Notes representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities-Global Securities." The Depositary has confirmed to the Company, each Agent and the Trustee that it intends to follow such procedures.

OPTIONAL REDEMPTION OR REPAYMENT; REPURCHASE

  Unless otherwise provided in the applicable Pricing Supplement, the Notes will not be redeemable prior to maturity at the option of the Company or repayable prior to maturity at the option of the holder. The Notes, except for Amortizing Notes, will not be subject to any sinking fund.

  If applicable, the Pricing Supplement relating to each Note will indicate that the Note will be repayable at the option of the holder on a date or dates specified prior to its maturity date and, unless otherwise specified in such Pricing Supplement, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of repayment, unless such Note was issued with original issue discount, in which case the Pricing Supplement will specify the amount payable upon such repayment.

  In order for such a Note to be repaid, the Paying Agent must receive at least 15 days but not more than 30 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the holder of a Note will be irrevocable, except as otherwise provided herein under "Extension of Maturity." The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note but, in that event, the principal amount of the Note remaining outstanding after repayment must be an authorized denomination.

  If a Note is represented by a Global Note, the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such

Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a
Note in order to ascertain the deadline by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

  The Company may purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

                            FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Notes that are denominated in, or the payment of which is related to the value of, a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies (or composite currencies) and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between U.S. dollars and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of any Note. Depreciation against the U.S. dollar of the currency in which a Note is payable would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked Note, changes in exchange rates relating to any of the currencies involved may result in a decrease in its effective yield and, in certain circumstances, could result in a loss of all or a substantial portion of the principal of a Note to the investor.

  EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN FINANCIAL AND LEGAL ADVISORS AS TO ANY SPECIFIC RISKS ENTAILED BY AN INVESTMENT BY SUCH INVESTOR IN NOTES THAT ARE DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, FOREIGN CURRENCY. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on the Notes. Such persons should consult their own counsel with regard to such matters.

  Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. National governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. From time to time governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar denominated Notes or currency linked Notes is that their U.S. dollar-equivalent yields or payouts could be affected by governmental actions, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces, and the movement of currencies across borders. There will be no adjustment or change in the terms of such Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable Specified Currency.

  Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified foreign currency (or of securities denominated in such currency) at the time of payment of principal of, premium, if any, or interest on a Note. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note not denominated in U.S. dollars would not be available when payments on such Note are due, including as a result of the replacement of such Specified Currency by a single European currency (expected to be named the Euro). In that event, the Company would make required payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the Market Exchange Rate as of the most recent practicable date; provided, however, that if the Specified Currency for any
Note is not available because it has been replaced by the Euro, the Company would make such payments in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty. See "Description of Notes--Payment Currency."

  With respect to any Note denominated in, or the payment of which is related to the value of, a foreign currency or currency unit, the applicable Pricing Supplement will include information with respect to applicable current exchange controls, if any, and historic exchange rate information on such currency or currency unit. The information contained therein shall constitute a part of this Prospectus Supplement and is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

GOVERNING LAW AND JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Notes only in U.S. dollars. If an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a New York court, however, such court would render or enter a judgment or decree in the Specified Currency. Such judgment would then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.

                        UNITED STATES FEDERAL TAXATION

  In the opinion of Davis Polk & Wardwell, special tax counsel to the Company, the following summary sets forth the material United States federal income tax consequences of ownership and disposition of the Notes to an initial holder purchasing a Note at its "issue price," that is, the first price at which a substantial amount of Notes in an issue is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding Notes in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction, United States Holders whose functional currency (as defined in Code Section 985) is not the U.S. dollar or persons who have ceased to be United States citizens or to be taxed as resident aliens. Persons considering the purchase of Notes should consult their tax advisers with regard to the application of United States federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

  As used herein, the term "Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

PAYMENTS OF INTEREST

  Interest paid on a Note will generally be taxable to a Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for federal income tax purposes. Under the OID Regulations, all payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at maturity of the Notes and will be taxed in the manner described below under "Discount Notes." Special rules governing the treatment of interest paid with respect to Discount Notes (including certain Floating Rate Notes and Indexed Notes) and Foreign Currency Notes are described under "Discount Notes" and "Foreign Currency Notes" below.

DISCOUNT NOTES

  A Note that has an issue price that is less than such Note's stated redemption price at maturity will generally be considered to have been issued at an original issue discount for federal income tax purposes (a "Discount Note"). The stated redemption price at maturity of a Note will equal the sum of all payments required under the Note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note and equal to the outstanding principal balance of the Note multiplied by a single fixed rate of interest. In addition, stated interest on Floating Rate Notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, an objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate will generally constitute qualified stated interest if such stated interest is unconditionally payable at least annually during the term of the Note at a rate that is considered to be a single qualified floating rate or a single objective rate under the following rules. If a Floating Rate Note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of 1 percent of each other. Special tax considerations (including possible original issue discount) may arise with respect to Floating Rate Notes providing for (i) one Base Rate followed by one or more Base Rates, (ii) a single fixed rate followed by a qualified floating rate or
(iii) a Spread Multiplier. Purchasers of Floating Rate Notes with any of such features should carefully examine the applicable Pricing Supplement and should consult their tax advisers with respect to such a feature since the tax consequences will depend, in part, on the particular terms of the Note. Special rules may apply if a Floating Rate Note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. Special rules may also apply if a Floating Rate Note is subject to a Maximum Interest Rate, Minimum Interest Rate or similar restriction that is not fixed throughout the term of the Note and is reasonably expected as of the issue date to cause the yield on the Note to be significantly less or more than the expected yield determined without the restriction.

  The OID Regulations address, among other things, the accrual of original issue discount on, and the character of gain realized on the sale, exchange or retirement of, debt instruments providing for contingent payments. Prospective Holders of Indexed Notes or Floating Rate Notes that provide for contingent payments should refer to the discussion regarding taxation in the applicable Pricing Supplement and should consult their tax advisers regarding the federal income tax consequences of the ownership and disposition of such Notes.

  If the difference between a Note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the Note will not be considered to have original issue discount. Holders of Notes with a de minimis amount of original issue discount will generally include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Note.

  A Holder of Discount Notes will be required to include any qualified stated interest payments in income in accordance with the Holder's method of accounting for federal income tax purposes. Holders of Discount Notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, Holders of Discount Notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  Under the OID Regulations, a Note that matures one year or less from its date of issuance will be treated as a "short-term Discount Note." In general, a cash method Holder of a short-term Discount Note is not required to accrue original issue discount for United States federal income tax purposes unless it elects to do so. Holders who make such an election, Holders who report income for federal income tax purposes on the accrual method and certain other Holders, including banks and dealers in securities, are required to include original issue discount in income on such short-term Discount Notes as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a Holder who is not required and who does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding), reduced by any interest payments received, through the date of sale, exchange or retirement. In addition, such Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

  Under the OID Regulations, a Holder may make an election (the "Constant Yield Election") to include in gross income all interest that accrues on a Note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest.

  Certain of the Discount Notes may be redeemed prior to maturity. Discount Notes containing such a feature may be subject to rules that differ from the general rules discussed above. Purchasers of Discount Notes with such a feature should carefully examine the applicable Pricing Supplement and should consult their tax advisers with respect to such a feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the Note.

  The OID Regulations contain aggregation rules stating that, in certain circumstances, if more than one type of Note is issued as part of the same issuance of securities to a single holder, some or all of such Notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any original issue discount. Unless otherwise provided in the applicable Pricing Supplement, the Company does not expect to treat any of the Notes as being subject to the aggregation rules for purposes of computing original issue discount.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

  Upon the sale, exchange or retirement of a Note, a Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such Holder's adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Note not previously included in income. Amounts attributable to such interest are treated as ordinary income. A Holder's adjusted tax basis in a Note will equal the cost of the Note to such Holder, increased by the amounts of any original issue discount previously included in income by the Holder with respect to such Note and reduced by any amortized premium and any principal payments received by the Holder and, in the case of a Discount Note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

  Subject to the discussion under "Foreign Currency Notes" below, gain or loss realized on the sale, exchange or retirement of a Note that is not an Indexed Note or a Floating Rate Note that provides for contingent payments will be capital gain or loss (except, in the case of a short-term Discount Note, to the extent of any original issue discount not previously included in the Holder's taxable income). See "Discount Notes" above. Prospective Holders should consult their tax advisers regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

AMORTIZABLE BOND PREMIUM

  If a Holder purchases a Note for an amount that is greater than the amount payable at maturity, such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method, over the remaining term of the Note (where such Note is not optionally redeemable prior to its maturity date). If such Note may be optionally redeemed prior to maturity, the amount of amortizable bond premium is determined by reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period from Holder's acquisition date to the earlier redemption date, by reference to the amount payable on the earlier redemption date. A Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the Internal Revenue Service.

  If a Holder makes a Constant Yield Election for a Note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service.

FOREIGN CURRENCY NOTES

  The following summary relates to Notes that are denominated in a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes").

  A Holder who uses the cash method of accounting and who receives a payment of interest in a foreign currency with respect to a Foreign Currency Note (other than a Discount Note on which original issue discount is accrued on a current basis, except to the extent any qualified stated interest is received) will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date such payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the Holder's tax basis in the foreign currency. A cash method Holder who receives such a payment in U.S. dollars pursuant to an option available under such Note will be required to include the amount of such U.S. dollar payment in income upon receipt.

  To the extent the above paragraph is not applicable, a Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Such Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period (or, where a Holder receives U.S. dollars, the amount of such payment in respect of such accrual period) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, alternatively, if the date of receipt or payment is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt or payment. A Holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

  Original issue discount and amortizable bond premium on a Foreign Currency Note are to be determined in the relevant foreign currency.

  Any loss realized on the sale, exchange or retirement of a Foreign Currency Note with amortizable bond premium by a Holder who has not elected to amortize such premium under Section 171 of the Code will be a capital loss to the extent of such bond premium. If such an election is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal.

  A Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. A Holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the Foreign Currency Note on the date of purchase.

  Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss, which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of such Note, and any payment with respect to accrued interest, determined on the date such payment is received or such Note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of such Note, determined on the date such Holder acquired such Note, and the U.S. dollar value of the accrued interest received, determined by translating such interest at the average exchange rate (or at a spot rate elected as described above) for the accrual period. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a Holder on the sale, exchange or retirement of the Foreign Currency Note. The source of such foreign currency gain or loss will be determined by reference to the residence of the Holder or the "qualified business unit" of the Holder on whose books the Note is properly reflected. Any gain or loss realized by the Holder in excess of such foreign currency gain or loss will generally be capital gain or loss (except, in the case of a short-term Discount Note, to the extent of any original issue discount not previously included in the Holder's income).

  A Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded Foreign Currency Notes by a cash method taxpayer, under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash-method taxpayers with respect to the purchase and sale of publicly traded Foreign Currency

Notes provided the election is applied consistently. Such election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

  Extension of Maturity. The automatic extension of the maturity of a Renewable Note by operation of its terms (as described above under the heading "Description of Notes--Extension of Maturity") should not be treated as a taxable event to Holders. Similarly, an election by a Holder to terminate the automatic extension of the maturity of a Renewable Note generally should not give rise to a taxable event. An extension of the maturity of other Notes could have different U.S. federal income tax consequences, and Holders intending to purchase such Notes should refer to the discussion relating to taxation in the applicable Pricing Supplement.

  Backup Withholding and Information Reporting. Certain noncorporate Holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest (including original issue discount, if any) on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the Holder (i) fails to furnish its Taxpayer Identification Number ("TIN"), which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or
(iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

  The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis by the Company through one or more of Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Agents"), who have agreed to use reasonable efforts to solicit such offers. The Company will have the sole right to accept offers to purchase Notes and may reject any offer to purchase Notes in whole or in part. Each Agent will have the right to reject any offer to purchase Notes solicited by it in whole or in part. Payment of the purchase price of the Notes will be required to be made in immediately available funds. The Company will pay an Agent, in connection with sales of Notes resulting from a solicitation made or an offer to purchase received by such Agent, a commission ranging from .125% to .750% of the principal amount of the Notes to be sold, depending upon the maturity of the Notes; provided, however, that commissions with respect to Notes maturing in 30 years or more will be negotiated. The Company may appoint additional agents to solicit sales of the Notes, provided that any such solicitation and sale of Notes shall be on the same terms and conditions as the Agents have agreed to. The Company may also sell Notes directly on its own behalf.

  The Company may also sell Notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale. Such Notes may be resold at a fixed offering price or at prevailing market prices, or prices related thereto at the time of such resale or otherwise, as determined by such Agent and specified in the applicable Pricing Supplement. The Agent may offer the Notes it has purchased as principal to other dealers. The Agent may sell the Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 66 2/3% of the discount to be received by the Agent from the Company. After the initial public offering of Notes that are to be resold by the Agent to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

  In order to facilitate the offering of the Notes, the Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agents may overallot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover overallotments or to stabilize the price of the Notes, the Agents may bid for, and purchase, the Notes in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the syndicate repurchases previously distributed the Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The Agents are not required to engage in these activities, and may end any of these activities at any time.

  Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 (the "Securities Act"). The Company and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect thereof. The Company has also agreed to reimburse the Agents for certain expenses.

  Concurrently with the offering of the Notes through the Agents as described herein, the Company may issue other debt securities pursuant to the Indenture. Any debt securities so issued and sold will reduce correspondingly the aggregate initial offering price of Notes that may be offered by this Prospectus Supplement and the Prospectus.

  The Company does not intend to apply for the listing of the Notes on a national securities exchange, but has been advised by the Agents that the Agents intend to make a market in the Notes, as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

                                 LEGAL MATTERS

  The validity of the Notes will be passed upon for the Company by Claire S. Grace, Esq., Senior Legal Counsel of the Company. Certain legal matters relating to the Notes will be passed upon for the Agents by Davis Polk & Wardwell, New York, New York. The accuracy of the summary of certain tax matters described under the caption "United States Federal Taxation," will be passed upon by Davis Polk & Wardwell, New York, New York, special tax counsel for the Company.

PROSPECTUS
(Subject to Completion Dated September 30, 1997)


                              Weyerhaeuser Company
               Debt Securities Preferred Shares Preference Shares

                                  -----------

  Weyerhaeuser Company (the "Company") may offer from time to time its (i) debt securities (the "Debt Securities") (ii) preferred shares and (iii) preference shares, at an aggregate initial offering price not to exceed the equivalent of $1,000,000,000, on terms to be determined at the time of sale. The Debt Securities, preferred shares and preference shares are herein collectively referred to as the "Securities." As used herein, Debt Securities shall include Debt Securities denominated in U.S. dollars or, at the option of the Company if so specified in the accompanying Prospectus Supplement (the "Prospectus Supplement"), in any other currency, including composite currencies such as the European Currency Unit. If this Prospectus is being delivered in connection with a sale of Debt Securities, the specific designation, aggregate principal amount, maturity, rate and time of payment of any interest, purchase price, any terms for mandatory or optional redemption (including any sinking fund), any modification of the covenants and any other specific terms in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities"), are set forth in the accompanying Prospectus Supplement. If this Prospectus is being delivered in connection with a sale of preferred shares or preference shares, the specific designation, number of shares, purchase price and rights, preference and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms of conversion or exchange (if any), terms for mandatory or optional redemption (if any) and any other specific terms of the preferred shares or the preference shares in respect of which this Prospectus is being delivered (the "Offered Shares"), are set forth in the accompanying Prospectus Supplement. The Offered Debt Securities and the Offered Shares are herein collectively referred to as the "Offered Securities." The Prospectus Supplement also contains information about any listing of the Offered Securities on a securities exchange.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION  OR ANY STATE SECURITIES  COMMISSION PASSED UPON  THE ACCURACY
     OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY  IS
      A CRIMINAL OFFENSE.

                                  -----------

  The Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such underwriters may include Morgan Stanley & Co. Incorporated and/or Goldman, Sachs & Co. and/or other underwriters, acting alone or with other underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters are set forth in the Prospectus Supplement. If an agent of the Company or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                                  -----------

September   , 1997

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF.

                               ---------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C.; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois; and 7 World Trade Center, New York, New York. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, at the office of the Midwest Stock Exchange, 440 South LaSalle Street, Chicago, Illinois, and at the office of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California or 618 South Spring Street, Los Angeles, California. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended, and to which reference is hereby made.

                               ---------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company pursuant to
Section 13 or 15(d) of the 1934 Act are incorporated by reference in this
Prospectus: (a) Annual Report on Form 10-K for the fiscal year ended
December 29, 1996; (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 1997 and June 29, 1997; and (c) Current Reports on Form 8-K dated January 2, 1997, February 24, 1997, April 15, 1997, May 23, 1997, June 19, 1997, July 1, 1997, July 9, 1997, July 11, 1997, July 17, 1997 and
September 4, 1997.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company will provide without charge upon written or oral request, to each person to whom a copy of this Prospectus is delivered, a copy of the material described above (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Weyerhaeuser Company, Tacoma, Washington 98477,
Attention: Richard J. Taggart, Director of Investor Relations, telephone
(206) 924-2058.

                               ---------------

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OR OTHER SECURITIES OF THE COMPANY. SPECIFICALLY, THE AGENTS SPECIFIED IN THE RELEVANT PROSPECTUS SUPPLEMENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE SECURITIES OR IN THE OPEN MARKET, FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS AND "PLAN OF DISTRIBUTION" OR "UNDERWRITING" IN THE RELEVANT PROSPECTUS SUPPLEMENT.

                                  THE COMPANY

  Weyerhaeuser Company was incorporated in the state of Washington in January 1900, as Weyerhaeuser Timber Company. It is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products and real estate and financial services. Its principal business segments include timberlands and wood products, and pulp, paper and packaging.

                                USE OF PROCEEDS

  Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities offered hereby will be added to the Company's general funds and will be used for general corporate purposes, including working capital, capital expenditures, reduction of the Company's short-term debt or commercial paper presently classified as long-term debt and acquisitions. Pending such application, the net proceeds may be invested in marketable securities.

     RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
                   PREFERRED AND PREFERENCE SHARE DIVIDENDS

  The following table sets forth the ratios of earnings to fixed charges and earnings to fixed charges and preferred and preference share dividends for the Company for the periods indicated.

                                     TWENTY-SIX WEEKS
                                     -----------------
                                                                 YEAR
                                     JUNE 29, JUNE 30, ------------------------
                                       1997     1996   1996 1995 1994 1993 1992
                                     -------- -------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed
 Charges(1).........................   1.88     2.66   2.59 3.81 3.11 2.89 2.27
Ratio of Earnings to Fixed Charges
 and preferred and preference share
 dividends(1).......................   1.88     2.66   2.59 3.81 3.11 2.89 2.27

--------
(1) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, extraordinary item and fixed charges. For the purpose of calculating the ratio of earnings to fixed charges and preferred and preference share dividends, earnings consist of earnings before income taxes, extraordinary item, fixed charges and preferred and preference share dividends. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents which is deemed representative of an interest factor. This ratio excludes the interest paid on deposit accounts by Republic Federal Savings and Loan Association, a subsidiary of the Company acquired in 1985 and dissolved in 1992. If such interest is included for the fiscal year ended December 27, 1992, the ratio would be 2.25. The ratio of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries is 1.95 and
    3.45 for the twenty-six weeks ended June 29, 1997 and June 30, 1996, respectively, and 3.26, 6.21, 4.43, 4.02 and 3.32 for the fiscal years ended December 29, 1996, December 31, 1995, December 25, 1994, December 26, 1993 and December 27, 1992, respectively.

                        DESCRIPTION OF DEBT SECURITIES

  The Offered Debt Securities are to be issued in one or more series under an Indenture, dated as of April 1, 1986, as supplemented by the First Supplemental Indenture, dated as of February 15, 1991 and the Second Supplemental Indenture, dated as of February 1, 1993 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (the "Trustee"). A copy of the Indenture dated April 1, 1986 is filed as an exhibit to the Company's Annual Report on Form 10-K (File No. 1-4825) for the year ended December 28, 1986 and copies of the First Supplemental Indenture and the Second Supplemental Indenture have been filed as exhibits to the Company's Registration Statement on Form S-3 (No. 33-52982). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture. The numerical references in parentheses below are to provisions of the Indenture. Whenever a defined term is indicated, the definition thereof is contained in the Indenture.

GENERAL

  The Indenture does not limit the amount of debentures, notes or other evidences of indebtedness ranking pari passu with the Debt Securities which may be issued thereunder (such securities issued under the Indenture being herein referred to as "Debt Securities"). The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). The ECU is an accounting unit calculated as the weighted average of currencies of the European Community countries in which relative weights are derived based on each country's share in intra-European trade and output. Such weights are subject to periodic realignment upon the deviation of any such currency beyond its prescribed band of fluctuation. The ECU serves primarily as the accounting unit for the European Monetary System. Special United States federal income tax considerations applicable to any Debt Securities as denominated are described in the relevant Prospectus Supplement. The Debt Securities will be unsecured and will rank on a parity with any other unsecured and unsubordinated obligations of the Company.

  Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable;
(vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption or sinking fund provisions; (viii) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (ix) any other specific terms of the Offered Debt Securities, including additional events of default or covenants provided for with respect to such Debt Securities and any terms which may be required by or advisable under United States laws or regulations.

  Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. See "Description of Debt Securities-Global Securities" below. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture.

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities (bearing either no interest or bearing interest at a rate which at the time of issuance is below the prevailing market rate) to be sold at a substantial discount below their stated principal amount. Any special United States federal income tax and other considerations applicable to such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

  Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

GLOBAL SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor and except in such circumstances as may be described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

  The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its Participants (as defined below) deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions through electronic computerized book-entry changes in Participants' accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including one or more underwriters or agents of the Company), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to the Depositary and its Participants are on file with the Commission.

  Ownership of beneficial interests in a Registered Global Security registered in the name of Depositary (a "Book-Entry Note") will be limited to persons that have accounts with the Depositary ("Participants") or persons that may hold interests through Participants. Upon the issue of a Book-Entry Note, the Depositary will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective principal amounts of the Book-Entry Notes beneficially owned by such Participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons holding through Participants).

  So long as the Depositary, or its nominee, is the registered owner of a Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Registered Global Security for all purposes under the Indenture or a Registered Global Security. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Book-Entry Notes represented by such Registered Global Securities registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes exchanged for Book-Entry Notes and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture or a Registered Global Security. The Company understands that under existing policy of the Depositary and industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Registered Global Security desires to give any notice or take any action (including, without limitation, any action pursuant to Section 5.7 of the Indenture) which a holder is entitled to give or take under the Indenture or a Registered Global Security, the Depositary would authorize the Participants holding the relevant beneficial interests to give such notice or take such action. Any beneficial owner that is not a Participant must rely on the contractual arrangements it has directly, or indirectly through its financial intermediary, with a Participant to give such notice or take such action.

  Payment of principal of and premium, if any, and interest on Notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Registered Global Security representing such Book-Entry Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal and premium, if any, and interest in respect of a Registered Global Security, will immediately credit the accounts of the Participants with payment in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of the Depositary. The Company also expects that payments by Participants to owners of beneficial interests in a Registered Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

  If (x) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, (y) the Company executes and delivers to the Trustee or its agent a Company Order to the effect that the Registered Global Securities shall be transferable and exchangeable for Certificated Notes or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Registered Global Securities will be transferable or exchangeable for Certificated Notes of like tenor and of an equal aggregate principal amount. Such Certificated Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Registered Global Securities.

CERTAIN RESTRICTIONS

  The following restrictions apply to the Offered Debt Securities unless the Prospectus Supplement provides otherwise.

  Limitation on Liens. The Indenture states that, unless the terms of any series of Debt Securities provide otherwise, if the Company or any Subsidiary (as defined in the Indenture) issues, assumes or guarantees any indebtedness for money borrowed ("Debt") secured by a mortgage, pledge, security interest or other lien (collectively "Mortgage") on any timber or timberlands of the Company or such Subsidiary located in the states of Washington, Oregon, California, Arkansas or Oklahoma or on any principal manufacturing plant of the

Company or such Subsidiary located anywhere in the United States, the Company must secure or cause such Subsidiary to secure the Debt Securities equally and ratably with such Debt, unless the aggregate amount of all such Debt, together with all Attributable Debt (as defined in the Indenture) in respect of Sale and Lease-Back Transactions (as defined below) existing at such time (with the exception of transactions that are excluded as described in "Limitation on Sale and Lease-Back Transactions," below), would not exceed 5% of the shareholders' interest in the Company and its consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Company. The term "principal manufacturing plant" does not include any manufacturing plant that in the opinion of the Board of Directors is not a principal manufacturing plant of the Company and its Subsidiaries. The exercise of the Board of Directors' discretion in determining which of the Company's plants are "principal manufacturing plants" could have the effect of limiting the application of the limitation on liens. The following types of transactions are not deemed to create Debt secured by a
Mortgage: (a) the sale, Mortgage or other transfer of timber in connection with an arrangement under which the Company or a Subsidiary is obligated to cut some or all of such timber to provide the transferee with a specified amount of money however determined; and (b) the Mortgage of any property of the Company or any Subsidiary in favor of the United States or any state, or any department, agency or instrumentality of either, to secure any payments to the Company or any Subsidiary pursuant to any contract or statute.

  Such limitation will not apply to Mortgages (a) securing Debt of a Subsidiary to the Company or another Subsidiary; (b) created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition or improvement or construction of the mortgaged property or that secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, provided that in the case of construction or improvement, the Mortgage does not apply to any property previously owned by the Company or any Subsidiary other than unimproved real property on which the property so constructed, or the improvement, is located;
(c) existing at the time of acquisition of the mortgaged property; or (d) any extension, renewal or replacement of any Mortgage described in (b) and (c), not in excess of the principal amount of such Debt and limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced. (Section 3.6)

  Limitation on Sale and Lease-Back Transactions. The Indenture states that, unless the terms of any series of Debt Securities provide otherwise, neither the Company nor any Subsidiary may lease any real property in the United States (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or Subsidiary to such lessor (a "Sale and Lease-Back Transaction"), unless the aggregate amount of all Attributable Debt with respect to such transactions together with all Debt upon property described under "Limitation on Liens," above (with the exception of Debt that is excluded as described therein) would not exceed 5% of the shareholders' interest in the Company and its consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Company. (Sections 3.6 and 3.7)

  Such limitation will not apply to any Sale and Lease-Back Transaction if (a) the Company or such Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the Debt Securities as described in "Limitation on Liens," above or (b) the Company, within 90 days of the effective date of any such Sale and Lease-Back Transaction, applies an amount equal to the fair value (as determined by the Board of Directors of the Company) of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such Debt. (Section 3.7)

EVENTS OF DEFAULT

  An Event of Default will occur under the Indenture with respect to any series of Debt Securities if (a) the Company fails to pay when due any installment of interest on any of such Debt Securities and such default continues for 30 days, (b) the Company fails to pay when due all or any part of the principal of (and premium, if any, on) any of such Debt Securities (whether at maturity, upon redemption, upon acceleration or otherwise),

(c) the Company fails to deposit any sinking fund payment when due on any of such Debt Securities, (d) the Company fails to perform or observe any other term, covenant or agreement contained in the Indenture (other than a covenant included in the Indenture solely for the benefit of a different series of Debt Securities) for 90 days after written notice thereof, as provided in the Indenture, (e) certain events of bankruptcy, insolvency or reorganization have occurred, or (f) the Company has not complied with any of certain specified covenants. (Section 5.1)

  If an Event of Default due to failure to pay the principal of, or interest on, any series of Debt Securities, or the breach of any other covenant or warranty of the Company applicable solely to such Debt Securities has occurred and is continuing, either the Trustee or the holder or holders of 25% in principal amount of such Debt Securities may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately. If an Event of Default due to default in the performance of any other covenant or agreement in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency and reorganization of the Company, has occurred and is continuing, either the Trustee or the holder or holders of 25% in principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately. The holders of a majority in principal amount of the Debt Securities of such series (or of all series, as the case may be) then outstanding may rescind such declaration if, prior to the entry of a judgment or decree with respect to such acceleration, the Company pays or deposits with the Trustee a sum sufficient to pay all matured installments of interest on the outstanding Debt Securities and all the principal of the Debt Securities that have become due otherwise than by acceleration and certain other expenses and if all other Events of Default under the Indenture have been cured, waived or otherwise remedied as permitted by the Indenture or prior to a declaration of the acceleration of the maturity of the Debt Securities past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on the Debt Securities). (Sections 5.1 and 5.10)

  The holder or holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction may not conflict with any rule of law or the Indenture. (Section 5.9) Before proceeding to exercise any right or power under the Indenture at the direction of such holder or holders, the Trustee is entitled to receive from such holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Section 5.6)

  The Company is required to furnish to the Trustee annually a statement of certain of its officers to the effect that, to the best of their knowledge, the Company is not in default in the performance of the terms of the Indenture or, if they have knowledge that the Company is in default, specifying such default. (Section 3.5)

  The Indenture requires the Trustee to give to all holders of outstanding Debt Securities of any series notice of any default by the Company with respect to that series, unless such default has been cured or waived; however, except in the case of a default in the payment of principal of (and premium, if any) or interest on any outstanding Debt Securities of that series or in the payment of any sinking fund installment, the Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee or a trust committee of directors or certain officers of the Trustee in good faith determine that withholding such notice is in the interest of the holder or holders of the outstanding Debt Securities of that series.

DEFEASANCE AND DISCHARGE

  The following defeasance provision will apply to the Offered Debt Securities unless the Prospectus Supplement provides otherwise.

  The Indenture provides that, unless the terms of any series of Debt Securities provide otherwise, the Company will be discharged from obligations in respect of the Indenture and the outstanding Debt Securities of such series (including its obligation to comply with the provisions referred to under "Certain Restrictions," if applicable, but excluding certain other obligations, such as the obligation to pay principal of (and premium, if any) and interest on the Debt Securities of such series then outstanding, obligations of the Company in the event of acceleration following default under clause (a) referred to above under "Events of Default" and obligations to register the transfer or exchange of such outstanding Debt Securities and to replace stolen, lost or mutilated certificates), upon the irrevocable deposit, in trust, of cash or U.S. Government obligations (as defined in the Indenture) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and mandatory sinking fund payments in respect of such outstanding Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such outstanding Debt Securities, provided that the Company has received an opinion of counsel to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the outstanding Debt Securities of such series and that certain other conditions are met. (Section 10.1)

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the form or terms of Debt Securities of any series, and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holder or holders of not less than a majority in principal amount of Debt Securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holder or holders of the Debt Securities of each series so affected, provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair the right to institute suit for the enforcement of any such payment when due, or (b) reduce the percentage in principal amount of Debt Securities of any series the consent of the holder or holders of which is required for any such modification. (Section 8.2)

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

  The Company may, without the consent of the Trustee or the holders of Debt Securities, consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation, provided that any successor corporation must be a corporation organized under the laws of the United States of America or any state and must expressly assume all obligations of the Company under the Debt Securities and that certain other conditions must be met. Thereafter, except in the case of a lease, the Company will be relieved of all obligations thereunder. (Article
Nine)

APPLICABLE LAW

  The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York. (Section 11.8)

CONCERNING THE TRUSTEE

  The Chase Manhattan Bank is the Trustee under the Indenture.

                        DESCRIPTION OF PREFERRED SHARES

  The following is a description of certain general terms and provisions of the preferred shares of the Company. The particular terms of any series of preferred shares will be set forth in the related Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of the terms of the Company's preferred shares contained in this Prospectus and the relevant Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Articles of Incorporation and the statement regarding amendment of articles of incorporation relating to the applicable series of preferred shares (the "Statement"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at the time of issuance of such series of preferred shares.

  The Company's Restated Articles of Incorporation authorizes the issuance of 7,000,000 preferred shares having a par value of $1.00 per share. The Board of Directors has the authority to divide the preferred shares into series, to designate for each series established such rights and preferences as voting rights, dividend rate, terms and conditions of redemption, amount payable upon liquidation, sinking fund provisions and terms and conditions of conversion, and to issue the shares so designated in such amounts and to such persons as they lawfully determine without further action by the Company's shareholders. Thus, the Board of Directors, without shareholder approval, could authorize the issuance of preferred shares with voting, conversion, and other rights that could adversely affect the voting power and other rights of holders of common shares or other series of preferred shares or that could have the effect of delaying, deferring or preventing a change in control of the Company. The aggregate amount payable upon liquidation may not exceed $350,000,000 with respect to all series of preferred shares. All preferred shares rank senior to common and preference share with respect to accrued dividends and assets available on liquidation. There are currently no series of preferred shares outstanding.

GENERAL

  Reference is made to the Prospectus Supplement for the following terms of and information relating to the preferred shares of any series (to the extent such terms are applicable to such preferred shares): (i) the specific designation, number of shares and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, payment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) the currency or units based on or relating to currencies in which such preferred shares are denominated and/or payment will or may be payable; (viii) the methods by which amounts payable in respect in respect of such preferred shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) the place or places where dividends and other payments on the preferred shares will be payable; (x) and any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

  The preferred shares offered hereby will be issued in one or more series. The preferred shares offered hereby will not be convertible or exchangeable into common shares of the Company or into securities convertible or exchangeable into common shares of the Company. The holders of preferred shares will have no preemptive rights. Preferred shares, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the preferred shares will actually trade on or after the date of issuance. All preferred shares will be of equal rank with each other, regardless of series.

DIVIDENDS

  Holders of preferred shares of each series will be entitled to receive, when and as declared by the Board of Directors of the Company out of funds legally available therefor, cumulative dividends at the rate determined by the Board of Directors for such series, and no more. Dividends on the preferred shares accrue on a daily basis from such date as may be fixed by the Board of Directors for any series. Unless dividends at the rate prescribed for each series of preferred shares have been declared and paid or set apart for payment in full on all outstanding preferred shares for all past dividend periods and the current dividend period, no dividends may be declared or paid upon any class of shares ranking as to dividends subordinate to the preferred shares, and no sum or sums may be set aside for the redemption of preferred shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinated to any such series of preferred shares. Accrued and unpaid dividends on the preferred shares will not bear interest.

REDEMPTION

  The terms, if any, on which preferred shares of any series may be redeemed will be set forth in the related Prospectus Supplement.

  If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares of such series and the method of effecting such redemption, whether by lot or pro rata, will be as determined by the Company (with adjustment to avoid redemption of fractional shares).

LIQUIDATION

  In the event of voluntary or involuntary liquidation of the Company, before any distribution of assets may be made to the holders of any class of shares ranking as to assets subordinate to the preferred shares, the holders of the preferred shares of each series will be entitled to receive out of the assets of the Company available for distribution to its shareholders the sum of the liquidation preference for such series and the amount per share equal to all accrued and unpaid dividends thereon. Neither the consolidation nor merger of the Company with or into any other corporation or corporations, the sale or lease of all or substantially all of the assets of the Company, nor the merger or consolidation of any other corporation into and with the Company, will be deemed to be a voluntary or involuntary liquidation.

VOTING

  The preferred shares of a series will not be entitled to vote, except as provided below or in the applicable Prospectus Supplement and as required by applicable law. Unless otherwise indicated in the Prospectus Supplement relating to a series of preferred shares, each series of shares will be entitled to one vote on matters which holders of such series are entitled to vote. Notwithstanding the foregoing, the Company may not alter certain rights and preferences of a series of preferred shares without the affirmative vote of the holders of at least two-thirds of the shares of such affected series. Whenever dividends on the preferred shares are in arrears in an aggregate amount equal to six quarterly dividend periods, then the holders of preferred shares, voting as a class, will be entitled to elect two additional directors beyond the number specified in the bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the preference shares.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the preferred shares is ChaseMellon Shareholder Services.

                       DESCRIPTION OF PREFERENCE SHARES

  The following is a description of certain general terms and provisions of the preference shares of the Company. The particular terms of any series of preference shares will be set forth in the related Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of the terms of the Company's preference shares contained in this Prospectus and the relevant Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Articles of Incorporation and the statement regarding amendment of articles of incorporation relating to the applicable series of preference shares (the "Statement"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at the time of issuance of such series of preference shares.

  The Company's Restated Articles of Incorporation authorizes the issuance of 40,000,000 preference shares having a par value of $1.00 per share. The Board of Directors has the authority to divide the preference shares into series, to designate for each series established such rights and preferences as voting rights, dividend rate, terms and conditions of redemption, amount payable upon liquidation, sinking fund provisions and terms and conditions of conversions, and to issue the shares so designated in such amounts and to such persons as they lawfully determine without further action by the Company's shareholders. Thus, the Board of Directors, without shareholder approval, could authorize the issuance of preference shares with voting, conversion, and other rights that could adversely affect the voting power and other rights of holders of common shares or other series of preferred or preference shares or that could have the effect of delaying, deferring or preventing a change in control of the Company. The aggregate amount payable upon liquidation of all series of preference shares is unlimited. All preference shares rank senior to common shares but subordinate to the preferred shares with respect to accrued dividends and assets available on liquidation.

GENERAL

  Reference is made to the Prospectus Supplement for the following terms of and information relating to the preference shares of any series (to the extent such terms are applicable to such preference shares): (i) the specific designation, number of shares and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, payment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) the currency or units based on or relating to currencies in which such preference shares are denominated and/or payments will or may be payable; (viii) the methods by which amounts payable in respect of such preference shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) the place or places where dividends and other payments on the preference shares will be payable; (x) and any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

  The preference shares offered hereby will be issued in one or more series. The preference shares offered hereby will not be convertible or exchangeable into common shares of the Company or into securities convertible or exchangeable into common shares of the Company. The holders of preference shares will have no preemptive rights. Preference shares, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the preference shares will actually trade on or after the date of issuance. All preference shares will be of equal rank with each other, regardless of series.

DIVIDENDS

  Holders of preference shares of each series will be entitled to receive, when and as declared by the Board of Directors of the Company out of funds legally available therefor, cumulative dividends at the rate determined by the Board of Directors for such series, and no more. Dividends on the preference shares accrue on a daily basis from such date as may be fixed by the Board of Directors for any series. Unless dividends at the rate prescribed for each series of preferred shares have been declared and paid or set apart for payment in full on all outstanding preferred shares for all past dividend periods and the current dividend period, no dividends may be declared or paid upon any class of shares ranking as to dividends subordinate to the preferred shares, and no sum or sums may be set aside for the redemption of preferred shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any such series of preferred shares. Unless dividends at the rate prescribed for each series of preference shares have been declared and paid or set apart for the payment in full on all outstanding preference shares for all past dividend periods and the current dividend period, no dividends may be declared or paid upon any class of shares ranking as to dividends subordinate to the preference shares, and no sum or sums may be set aside for the redemption of preference shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any series of preference shares. Accrued and unpaid dividends on the preference shares will not bear interest.

REDEMPTION

  The terms, if any, on which preference shares of any series may be redeemed will be set forth in the related Prospectus Supplement.

  If fewer than all of the outstanding preference shares of any series are to be redeemed, the number of shares of such series and the method of effecting such redemption, whether by lot or pro rata, will be as determined by the Company (with adjustment to avoid redemption of fractional shares).

LIQUIDATION

  In the event of voluntary or involuntary liquidation of the Company, before any distribution of assets may be made to the holders of any class of shares ranking as to assets subordinate to the preference shares, the holders of the preference shares of each series will be entitled to receive out of the assets of the Company available for distribution to its shareholders the sum of the liquidation preference for such series and the amount per share equal to all accrued and unpaid dividends thereon, but the holders of the preference shares will not be entitled to receive the liquidation price of such shares until the liquidation price of the preferred shares at the time outstanding shall have been paid in full. The holders of all series of preference shares are entitled to share ratably, in accordance with the respective amounts payable thereon, in any such distribution which is not sufficient to pay in full the aggregate amounts payable thereon. After payment in full of the liquidation price of the preference shares the holders of such shares are not entitled to any further participation in any distribution of assets by the Company. Neither the consolidation nor merger of the Company with or into any other corporation or corporations, the sale or lease of all or substantially all of the assets of the Company, nor the merger or consolidation of any other corporation into and with the Company, will be deemed to be a voluntary or involuntary liquidation.

VOTING

  The preference shares of a series will not be entitled to vote, except as provided below or in the applicable Prospectus Supplement and as required by applicable law. Unless otherwise indicated in the Prospectus Supplement relating to a series of preference shares, each series of shares will be entitled to one vote on matters which holders of such series are entitled to vote. Notwithstanding the foregoing, the Company may not alter certain rights and preferences of a series of preference shares without the affirmative vote of the holders of at least two-thirds of the shares of such affected series. Whenever dividends on the preference shares are in arrears in an aggregate amount equal to six quarterly dividend periods, then the holders of preference shares, voting as a class, will be entitled to elect two additional directors beyond the number specified in the bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the preferred shares.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the preference shares is ChaseMellon Shareholder Services.

                             PLAN OF DISTRIBUTION

  The Company may sell Offered Securities (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise).

  Securities may be offered and sold through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "1933 Act"), of the Securities so offered and sold. Agents may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale of Offered Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Securities. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act. Morgan Stanley & Co. Incorporated and/or Goldman, Sachs & Co. and/or other underwriters named in the Prospectus Supplement may act as managing underwriter with respect to an offering of Securities effected through underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities and if Morgan Stanley & Co. Incorporated or Goldman, Sachs & Co. is not named in the Prospectus Supplement, it will not be a party to the underwriting agreement relating to such Securities, will not be purchasing any such Securities from the Company in connection with such offering and will have no direct or indirect participation in the underwriting of such Securities, although it may participate in the distribution of such Securities under circumstances where it may be entitled to a dealer's commission.

  If a dealer is utilized in the sale of Offered Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  In order to facilitate the offering of the Securities the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, or any other securities the prices of which may be used to determine payments on such Securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Securities for their own accounts. In addition, to cover overallotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the Securities or any such other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

  Offers to purchase Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts will be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but in all cases must be approved by the Company. Contracts will not be subject to any conditions except that any related sale of Securities covered by its Contract may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

  The place and time of delivery of Offered Securities are set forth in the accompanying Prospectus Supplement.

                                LEGAL OPINIONS

  The validity of the Offered Securities will be passed upon for the Company by Claire S. Grace, Esq., Senior Legal Counsel of the Company.

  Certain legal matters relating to Offered Securities will be passed upon for underwriters and certain other purchasers by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

  The financial statements and schedules incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 29, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Securities and Exchange Commission filing fee................... $257,576
     Listing fees....................................................        0*
     Legal fees and expenses.........................................   30,000*
     Rating agencies' fees...........................................  300,000*
     Printing........................................................   90,000*
     Trustee's fees and expenses.....................................    6,000*
     Issuing and Paying Agent's fees and expenses....................    7,000*
     Accountants' fees and expenses..................................   20,000*
     Blue Sky fees and expenses......................................   20,000*
     Miscellaneous...................................................   10,424*
                                                                      --------
       Total......................................................... $750,000*
                                                                      ========

--------
* Estimated.

ITEM 15. INDEMNIFICATION.

  The Washington Business Corporation Act sets forth provisions pursuant to which officers and directors of the Registrant may be indemnified against liabilities that they may incur in their capacity as such. Article XII of the Registrant's Bylaws provides for the indemnification of directors and officers of the Registrant against certain liabilities under certain circumstances.

  Under insurance policies of the Registrant, directors and officers of the Registrant may be indemnified against certain losses arising from certain claims that may be made against such persons by reason of their being such directors or officers.

  Under Section VII of the Underwriting Agreement Standard Provisions (Debt) incorporated by reference in the Underwriting Agreement filed as Exhibit 1 hereto, the underwriters agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Act against certain liabilities.

ITEM 16. EXHIBITS.

  This Registration Statement includes the following Exhibits:

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  (1)(a) Form of Underwriting Agreement, including Underwriting Agreement
         Standard provisions (Debt).
  (1)(b) Form of Underwriting Agreement (Preferred Shares and Preference
         Shares).
  (1)(c) Form of Distribution Agreement.
  (4)(a) Indenture, dated as of April 1, 1986 between the Company and Chemical
         Bank, as Trustee.
  (4)(b) First Supplemental Indenture, dated as of February 15, 1991 between the Company and Chemical Bank, as Trustee filed on October 6, 1992 as
         Exhibit 4(b) to Registration Statement No. 33-52982.
  (4)(c) Second Supplemental Indenture, dated as of February 1, 1993, between the Company and Chemical Bank, as Trustee, filed as Exhibit 4(c) to
         Registration Statement No. 33-59974.
  (4)(d) Form of statement regarding amendment of Articles of Incorporation.*
  (5)    Opinion of Claire S. Grace, Senior Legal Counsel of the Company as to
         validity of securities being registered.

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 (12)    Computation of Ratios of Earnings to Fixed Charges:
         (a) Total Enterprise, excluding interest paid on depositor accounts by
             Republic Federal Savings and Loan Association.
         (b) Total Enterprise, including interest paid on depositor accounts by
             Republic Federal Savings and Loan Association.
         (c) Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and
             Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries.
         (d) Total Enterprise, excluding interest paid on depositor accounts by
             Republic Federal Savings and Loan Association.
         (e) Total Enterprise, including interest paid on depositor accounts by
             Republic Federal Savings and Loan Association.
         (f) Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and
             Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries.
 (13)(a) Annual Report on Form 10-K for the 52 weeks ended December 29, 1997.
 (13)(b) Quarterly Report on Form 10-Q for the 13 weeks ended March 28, 1997.
 (13)(c) Quarterly Report on Form 10-Q for the 13 weeks ended June 29, 1997.
 (23)    Consent of Experts and Counsel:
         (a) Consent of Claire S. Grace (contained in Exhibit 5 hereto).
         (b) Consent of Arthur Andersen LLP, independent public accountants.
 (24)    Power of Attorney (contained on the signature pages hereof).
 (25)

     Statement of Eligibility and Qualification on Form T-1 of Chemical Bank, as Trustee.
--------
* To be filed by amendment

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless such information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (except for the insurance referred to in the second paragraph of Item 15) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF KING, AND STATE OF WASHINGTON, ON THE 29TH DAY OF SEPTEMBER, 1997.

                                          Weyerhaeuser Company


                                          By     /s/ Sandy D. McDade
                                            ___________________________________
                                                     Sandy D. McDade
                                                        Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS ROBERT A. DOWDY, SANDY D. MCDADE, AND CYNTHIA J. ALEXANDER, AND EACH OF THEM, AS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO EXECUTE IN THE NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SALE, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS COULD BE DONE. IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
    /s/ John W. Creighton, Jr.       President and Chief           September 29, 1997
____________________________________  Executive Officer
     (JOHN W. CREIGHTON, JR.)         (Principal Executive
                                      Officer) and Director




         /s/ W. C. Stivers           Senior Vice President and     September 29, 1997
____________________________________  Chief Financial Officer
          (W. C. STIVERS)             (Principal Financial
                                      Officer)




     /s/ Kenneth J. Stancato         Vice President and            September 29, 1997
____________________________________  Controller (Principal
       (KENNETH J. STANCATO)          Accounting Officer)

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ W. John Driscoll          Director                      September 29, 1997
____________________________________
         (W. JOHN DRISCOLL)



       /s/ Philip M. Hawley          Director                      September 29, 1997
____________________________________
        (PHILIP M. HAWLEY)


                                     Director                      September 29, 1997
____________________________________
         (MARTHA R. INGRAM)


      /s/ John I. Kieckhefer         Director                      September 29, 1997
____________________________________
        (JOHN I. KIECKHEFER)


 /s/ Rt. Hon. Donald F. Magankowski  Director                      September 29, 1997
____________________________________
          (RT. HON. DONALD F.
           MAGANKOWSKI)

    /s/ William D. Ruckelshaus       Director                      September 29, 1997
____________________________________
      (WILLIAM D. RUCKELSHAUS)


     /s/ Richard H. Sinkfield        Director                      September 29, 1997
____________________________________
       (RICHARD H. SINKFIELD)


    /s/ George H. Weyerhaeuser       Director                      September 29, 1997
____________________________________
     (GEORGE H. WEYERHAEUSER)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT                       PAGE
 -------                      ----------------------                       ----
  (1)(a) Form of Underwriting Agreement, including Underwriting
         Agreement Standard provisions (Debt).
  (1)(b) Form of Underwriting Agreement (Preferred Shares and Preference
         Shares).
  (1)(c) Form of Distribution Agreement.
  (4)(a) Indenture, dated as of April 1, 1986 between the Company and
         Chemical Bank, as Trustee.
  (4)(b) First Supplemental Indenture, dated as of February 15, 1991 between the Company and Chemical Bank, as Trustee filed on
         October 6, 1992 as Exhibit 4(b) to Registration Statement No.
         33-52982.
  (4)(c) Second Supplemental Indenture, dated as of February 1, 1993, between the Company and Chemical Bank, as Trustee, filed as
         Exhibit 4(c) to Registration Statement No. 33-59974.
  (4)(d) Form of statement regarding amendment of Articles of
         Incorporation.*
  (5)    Opinion of Claire S. Grace, Senior Legal Counsel of the Company
         as to validity of securities being registered.
 (12)    Computation of Ratios of Earnings to Fixed Charges:
         (a) Total Enterprise, excluding interest paid on depositor accounts by Republic Federal Savings and Loan Association.
         (b) Total Enterprise, including interest paid on depositor accounts by Republic Federal Savings and Loan Association.
         (c) Weyerhaeuser Company with its Weyerhaeuser Real Estate
             Company and Weyerhaeuser Financial Services, Inc.
             subsidiaries accounted for on the equity method, but
             excluding the undistributed earnings of those subsidiaries.
         (d) Total Enterprise, excluding interest paid on depositor accounts by Republic Federal Savings and Loan Association.
         (e) Total Enterprise, including interest paid on depositor accounts by Republic Federal Savings and Loan Association.
         (f) Weyerhaeuser Company with its Weyerhaeuser Real Estate
             Company and Weyerhaeuser Financial Services, Inc.
             subsidiaries accounted for on the equity method, but
             excluding the undistributed earnings of those subsidiaries.
 (13)(a) Annual Report on Form 10-K for the 52 weeks ended December 29,
         1997.
 (13)(b) Quarterly Report on Form 10-Q for the 13 weeks ended March 28,
         1997.
 (13)(c) Quarterly Report on Form 10-Q for the 13 weeks ended June 29,
         1997.
 (23)    Consent of Experts and Counsel:
         (a) Consent of Claire S. Grace (contained in Exhibit 5 hereto).
         (b) Consent of Arthur Andersen LLP, independent public
             accountants.
 (24)    Power of Attorney (contained on the signature pages hereof).
 (25)

     Statement of Eligibility and Qualification on Form T-1 of Chemical Bank, as Trustee.
--------
* To be filed by amendment.